Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(3,740,402)
Unrealized Gain (Loss) on Market Value of Commodity Futures	8,529,079
Dividend Income	152,094
Interest Income	249,047
ETF Transaction Fees	1,400
Total Income (Loss)	$5,191,218

Expenses
General Partner Management Fees	$46,328
Professional Fees	26,609
Brokerage Commissions	6,658
Directors' Fees and insurance	2,065
License fees	1,158
Total Expenses	$82,818
Net Income (Loss)	$5,108,400

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/24	$64,674,080
Additions (550,000 Shares)	34,827,025
Net Income (Loss)	5,108,400

Net Asset Value End of Month	$104,609,505
Net Asset Value Per Share (1,550,000 Shares)	$67.49

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596